UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2024 (March 11, 2024)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Park Avenue, 25th Floor New York, New York 10017
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CION	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Quarterly Base Distribution

The board of directors (the “Board”) of CĪON Investment Corporation (“CION”) has delegated to CION’s executive officers the authority to determine the amount, record dates, payment dates and other terms of distributions to shareholders, which will be ratified by the Board on a quarterly basis.

On March 11, 2024, CION’s co-chief executive officers declared a quarterly base distribution of $0.34 per share for the first quarter of 2024 payable on March 28, 2024 to shareholders of record as of March 22, 2024. A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Q4 and YE 2023 Financial Results

On March 14, 2024, CION issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

In connection with its conference call to be held on March 14, 2024 to discuss its financial results for the fourth quarter and year ended December 31, 2023, CION has provided an accompanying slide presentation in the Investor Resources – Events and Presentations section of its website at www.cionbdc.com. A copy of the presentation is also attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information disclosed under this Item 2.02, including Exhibits 99.1 and 99.2 hereto, is being “furnished” and shall not be deemed “filed” by CION for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, Charlie Arestia, 38, was appointed as Managing Director and Head of Investor Relations of CION, effective immediately.  In addition, Mr. Arestia will serve as Managing Director and Head of Investor Relations of CION Investment Management, LLC, CION’s investment adviser.

Charlie Arestia has served as CION’s Managing Director and Head of Investor Relations since March 2024. Prior to joining CION, Mr. Arestia was a Vice President at Focus Financial Partners from July 2021 to February 2024, with roles in both investor relations as well as mergers and acquisitions. While at Focus Financial Partners, his investor relations efforts included leading peer analysis and shareholder targeting efforts, as well as managing relationships with equity analysts and the investor community.  Also, while at Focus Financial Partners, Mr. Arestia was responsible for sourcing and structuring mergers and acquisitions transactions in the wealth management space and working closely with partner firms on strategic initiatives to drive organic growth.  From 2017 to 2021, he was an equity analyst at JP Morgan with coverage in the specialty finance sector including credit cards, auto and student lenders, business development companies, and mortgage finance.  From 2014 to 2017, Mr. Arestia served in the US Army with assignments at Fort Benning, GA and Fort Bragg, NC.  In 2010, Mr. Arestia began his career as an analyst at GS Gamma Advisors, a MBS-focused hedge fund at Guggenheim Partners.  Mr. Arestia received a B.A from Johns Hopkins University.

There are no understandings or arrangements between Mr. Arestia and any other person pursuant to which Mr. Arestia was selected as an executive officer of CION. There is no family relationship between Mr. Arestia and any other director or executive officer of CION or any person nominated or chosen by CION to become a director or executive officer.  There are no transactions in which Mr. Arestia has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

The information in Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated March 14, 2024.
99.2	CĪON Investment Corporation Fourth Quarter 2023 Earnings Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	March 14, 2024	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated March 14, 2024.
99.2	CĪON Investment Corporation Fourth Quarter 2023 Earnings Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).